Exhibit 23.01

CONSENT OF KPMG LLP

The	Board of Directors
Glenborough	Realty Trust Incorporated

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-28601, 333-34329, 333-40959, 333-49845, 001-14162, 333-61319, 333-08806, 333-67839, 333-70463 and 333-78579) and the registration statements on Form S-8 (Nos. 333-27677, 333-79401 and 333-80461) of Glenborough Realty Trust Incorporated of our report dated January 28, 2004, except Note 19, as to which the date is February 4, 2004, relating to the consolidated balance sheets of Glenborough Realty Trust Incorporated and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedules, which report appears in the December 31, 2003 annual report on Form 10-K of Glenborough Realty Trust Incorporated.

/s/ KPMG LLP
KPMG LLP

San Francisco, California

March 5, 2004